Exhibit 10.28

Amendment

to

Everbridge, Inc.

2022 Inducement Plan

Whereas, by action of the Board of Directors of Everbridge, Inc., a Delaware corporation (the “Company”), as of December 16, 2022, the Company adopted its 2022 Inducement Plan (the “Plan”);

Whereas, the Plan currently provides for 600,000 shares of common stock to be reserved for issuance under the Plan; and

Whereas, the Company now wishes to amend the Plan to increase the number of shares of common stock reserved for issuance under the Plan by 147,490 shares to an aggregate of 747,490 shares.

Now Therefore, effective immediately, the Plan is amended as follows:

1.
Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 747,490 shares (the “Share Reserve”).

2.
Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Amendment to the Plan to be executed this 26th day of February, 2024.

/s/ Noah F. Webster

Noah F. Webster

Chief Legal and Compliance Officer

[Signature Page to Everbridge, Inc.

Amendment to 2022 Inducement Plan]